Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-40515) of NationsBank Corporation of our report dated January 10, 1997, which appears on page 48 of NationsBank Corporation's 1996 Annual Report to Shareholders, which is incorporated by reference in NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.



/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
Charlotte, North Carolina
January 9, 1998